                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CROWN CRAFTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crown Crafts, Inc., a Georgia corporation (the "Company"), will be held September 1, 1998 at 10:00 a.m. at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, for the following purposes:

          1. To elect three Class III directors for a three-year term of office; and

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated August 3, 1998 is attached. Shareholders of record on the books of the Company at the close of business on July 2, 1998 are entitled to notice of and to vote at the meeting.

     We hope you will be able to attend the meeting in person, but if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope in order that your vote may be cast at the meeting.

                                          By Order of the Board of Directors

                                          /S/ ROGER D. CHITTUM
                                          Roger D. Chittum
                                          Secretary

August 3, 1998
Atlanta, Georgia

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crown Crafts, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held September 1, 1998 at 10:00 a.m. at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, and at any and all adjournments or postponements of the Annual Meeting.

                               PROXY SOLICITATION

     Any shareholder who executes and delivers a proxy has the right to revoke the proxy at any time before it is voted. A proxy may be revoked by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) attending and voting at the Annual Meeting. Properly executed proxies, timely returned, will be voted in accordance with the choices made by the shareholder with respect to the proposals listed thereon.

     If a choice is not made with respect to any proposal, the proxy will be voted "FOR" the election of directors as described under "ELECTION OF DIRECTORS" below.

     Directors are elected by a vote of a plurality of the shares of Common Stock represented at the Annual Meeting.

     Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy will have the discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the directors and officers of the Company may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy materials to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Notice of the Annual Meeting, this Proxy Statement and the form of proxy were first mailed to shareholders on or about August 2, 1998.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     At the close of business on July 2, 1998, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 8,599,967 shares of common stock, $1.00 par value, of the Company (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote (noncumulative) on all matters presented for shareholder vote. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 1998, by (i) each director of the Company, (ii) the five most highly compensated executive officers, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than five percent (5%) of such outstanding shares. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. An asterisk indicates beneficial ownership of less than one percent (1%).

                                                              NUMBER OF SHARES    PERCENTAGE OF
                                                                BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED(1)(2)          SHARES
------------------------------------                          ----------------    -------------
Michael H. Bernstein........................................       803,235(3)          9.1%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Philip Bernstein............................................       535,460(4)          6.0%
  21126 Escondido Way
  Boca Raton, Florida 33433
E. Randall Chestnut.........................................        55,454(5)            *
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Roger D. Chittum............................................        85,821(6)          1.0%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Paul A. Criscillis, Jr......................................        99,080(7)          1.1%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Marvin Davis................................................           666(8)            *
  4501 Parkway Commerce Boulevard
  Orlando, Florida 32808
Rudolph J. Schmatz..........................................       147,444(9)          1.7%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Jane E. Shivers.............................................         4,169(10)           *
  999 Peachtree Street
  Suite 1850
  Atlanta, Georgia 30309
Alfred M. Swiren............................................        13,019(11)           *
  4405 Granada Boulevard
  Coral Gables, Florida 33146
Richard N. Toub.............................................        43,984(12)           *
  8A Motcomb Street
  London, England SW1X8JU
All Officers and Directors of the Company as a Group........     1,894,259(13)        21.3%
  (16 persons)

                                                              NUMBER OF SHARES    PERCENTAGE OF
                                                                BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED(1)(2)          SHARES
------------------------------------                          ----------------    -------------
Wachovia Bank, N.A. as Trustee for the Crown Crafts, Inc....       962,163(14)        10.9%
  Employee Stock Ownership Plan
  191 Peachtree Street, N.E.
  Atlanta, Georgia 30303-1757
Brinson Partners............................................       512,300(15)         5.8%
  209 South LaSalle Street
  Chicago, Illinois 60604
Dimensional Fund Advisors, Inc..............................       501,060(16)         5.7%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

---------------

 (1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.
 (2) The number of shares beneficially owned and the computation of percentage of ownership includes options to acquire shares of Common Stock which may be exercised within 60 days of June 30, 1998.
 (3) Includes 379,733 shares of Common Stock owned individually by Mr. Michael
     H. Bernstein. Includes 14,882 shares held by Mr. Bernstein's spouse, 89,490 shares held by his adult daughter and 134,412 shares held by Mr. Bernstein as custodian or trustee for his minor children, as to all of which he disclaims beneficial ownership. Includes options for 23,333 shares of Common Stock. Includes 76,727 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan and 84,661 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees.
 (4) Includes 259,809 shares of Common Stock owned individually by Mr. Philip Bernstein. Includes 185,000 shares owned by Mr. Bernstein's spouse, as to which he disclaims beneficial ownership. Includes options for 4,167 shares of Common Stock. Includes 1,826 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan and 84,661 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees. Mr. Philip Bernstein is the father of Mr. Michael H. Bernstein.
 (5) Includes 9,895 shares of Common Stock owned individually by Mr. Chestnut. Includes 1,000 shares owned by Mr. Chestnut's spouse, as to which he disclaims beneficial ownership. Includes options for 44,092 shares of Common Stock. Includes 467 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (6) Includes 500 shares of Common Stock owned individually by Mr. Chittum. Includes options for 84,663 shares of Common Stock. Includes 658 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (7) Includes 73,745 shares of Common Stock owned individually by Mr. Criscillis. Includes options for 11,666 shares of Common Stock. Includes 13,669 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan. Mr. Criscillis has resigned as an officer and director of the Company effective August 14, 1998.
 (8) Mr. Davis owns no shares of Common Stock. Includes options for 666 shares of Common Stock.
 (9) Includes 85,129 shares of Common Stock owned by Mr. Schmatz individually, 5,600 held by Mr. Schmatz as trustee for his minor children and options for 11,666 shares of Common Stock. Also includes 45,049 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan.
(10) Includes 170 shares of Common Stock owned by Ms. Shivers individually and also includes options for 3,999 shares of Common Stock.
(11) Includes 5,500 shares of Common Stock owned by Mr. Swiren individually and 3,520 shares held by his spouse for which he disclaims beneficial ownership. Also includes options for 3,999 shares of Common Stock.
(12) Includes 37,585 shares of Common Stock owned by Mr. Toub individually and 4,400 shares held by Mr. Toub as custodian for his minor children for which he disclaims beneficial ownership. Also includes options for 1,999 shares of Common Stock.
(13) See footnotes 3, 4, 5, 6, 7, 8, 9, 10, 11, and 12 above.

(14) Wachovia Bank, N.A. is the owner of record as trustee and has indicated that it has the sole right to dispose of these shares, which are held in accounts for approximately 1,925 participants in the Crown Crafts, Inc. Employee Stock Ownership Plan. Plan participants have the right to vote all shares held in their individual accounts. Shares as to which no voting instructions are received from participants are voted by the Trustee in accordance with instructions received from the Administrative Committee of the Plan. The Committee is comprised of Messrs. Michael H. Bernstein and Paul A. Criscillis, Jr., both of whom are executive officers of the Company, and Mr. Robert E. Schnelle, the Company's Treasurer.
(15) Brinson Partners, Inc. ("Brinson Partners"), a registered investment advisor, is deemed to have beneficial ownership of 512,300 shares of Common Stock, all of which shares are held in accounts managed on a discretionary basis by Brinson Partners. No single account holds more than five percent of the outstanding Common Stock. Brinson Holdings, Inc. ("BHI"), SBC Holdings (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC") are affiliates of Brinson Partners, and each of them is a "Parent Holding Company" under the Securities Exchange Act of 1934. Each of Brinson Partners, BHI, SBCUSA and SBC disclaims beneficial ownership of all such shares.
(16) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 501,060 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                         ITEM 1.  ELECTION OF DIRECTORS

     The Board of Directors currently consists of ten directors divided into three classes: three in Class I (whose terms expire on the date of the 1999 Annual Meeting), four in Class II (whose terms expire on the date of the 2000 Annual Meeting), and three in Class III (whose terms expire on the date of the 1998 Annual Meeting). Paul A. Criscillis, Jr., who has served as a director and as Vice President and Chief Financial Officer of the Company since 1985, has resigned as a director and officer of the Company effective August 14, 1998 to become the chief financial officer of a company in a different industry. Accordingly, Mr. Criscillis will not stand for re-election as a Class III director at the 1998 Annual Meeting. Rudolph J. Schmatz, who has served as a director of the Company since 1976 and as Vice President, Sales and Marketing since 1985, has resigned as a director and officer of the Company effective August 31, 1998. Mr. Schmatz currently serves as a Class I director. Mr. Schmatz will be on a leave of absence until January 1, 1999 and then is expected to return to the Company in a senior management position.

     The resignations of Messrs. Criscillis and Schmatz will leave vacancies on the Board of Directors among the Class III and Class I directors, and the Board of Directors has decided, therefore, to reduce the number of directors from ten to nine following Mr. Criscillis' resignation, and from nine to eight following Mr. Schmatz' resignation. In accordance with the requirements of Georgia corporate law and the Company's Bylaws, the Board of Directors has determined to divide these eight directors equally, or as nearly equally as possible, among the three classes of directors. In order that there will be three directors in each of Class III and Class II, the Board of Directors has proposed that E. Randall Chestnut (who is currently a Class II director, in which class there are currently four directors), stand for election at the 1998 Annual Meeting to become a Class III director (in which class, after Mr. Criscillis' resignation, there would otherwise be only two directors). Provisions of Georgia corporate law provide that a decrease in the size of the Board of Directors shall not shorten an incumbent director's term. Accordingly, should Mr. Chestnut not be elected a Class III director at the 1998 Annual Meeting, an event not now anticipated by the Board of Directors, he would continue as a Class II director of the Company until the 2000 Annual Meeting.

     The proxyholders intend to vote "FOR" the election of the individuals named below unless authority is specifically withheld in the proxy.

     While it is not anticipated, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for the nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his or her principal occupation (including positions and offices with the Company) and the period during which he or she has served as a director are set forth below.

                             NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS III

  FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 2001 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Michael H. Bernstein....................  55    President and Chief Executive Officer     1976
                                                Director                                  1976

E. Randall Chestnut.....................  50    Executive Vice President                  1998
                                                Director                                  1995

Richard N. Toub.........................  55    Director                                  1986

                              CONTINUING DIRECTORS

CLASS II

  TERM EXPIRING ON THE DATE OF THE 2000 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Roger D. Chittum........................  59    Vice President, Law and Administration
                                                and Secretary                             1993
                                                Director                                  1992
Marvin A. Davis.........................  60    Director                                  1997
Alfred M. Swiren........................  81    Director                                  1977

CLASS I

  TERM EXPIRING ON THE DATE OF THE 1999 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Philip Bernstein........................  91    Chairman of the Board of Directors        1968
Jane E. Shivers.........................  55    Director                                  1994

NOMINEES

     Michael H. Bernstein joined the Company in 1972 in an executive capacity. He has served on the Board of Directors and as President and Chief Executive Officer since 1976.

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. He was elected to the Board of Directors in February 1995 and as Executive Vice President of the Company in May 1998. Prior to joining the Company, Mr. Chestnut was President of Beacon Manufacturing Company, a producer of adult and infant blankets, from December 1988 to January 1995. He also served as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer, from 1990 to 1994.

     Richard N. Toub is a United States attorney practicing in London, England, as an international lawyer and business advisor. He was elected to the Board of Directors in 1986.

     A vote of a plurality of the shares of Common Stock represented at the meeting will be required to elect the nominees for Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

     Philip Bernstein has been employed by the Company since 1961. Mr. Bernstein currently serves as Chairman of the Board and has held that position since 1968.

     Jane E. Shivers was elected to the Board of Directors in November 1994. Since 1985, Ms. Shivers has served as Executive Vice President of Ketchum Public Relations and Director of its Atlanta office.

     Roger D. Chittum has served as a director of the Company since 1992. He joined the Company as Vice President, Law and Administration and Secretary in October 1993. From 1973 to 1983, Mr. Chittum was an officer of Tosco Corporation and was a principal in the law firm of Rosenberg, Chittum, Mendlin & Hecht and predecessor law firms in Los Angeles, California, from 1984 to 1993.

     Marvin A. Davis has served as a director of the Company since 1997. He has been the Chief Executive Officer of Datamax Corporation, a multinational corporation which manufactures thermal bar code label printers, since February 1997 and its Chairman of the Board since April 1997. Prior to joining Datamax, Mr. Davis was associated with the management consulting firm of Grisanti, Galef, and Goldress from 1983 to 1997, the last five of those years as President. Mr. Davis is also a member of the Board of Directors of Z-Axis Corporation.

     Alfred M. Swiren has served as a director of the Company since 1977. He is a practicing attorney and a member of the Florida and Massachusetts bars. Mr. Swiren formerly served as Senior Vice President of Jefferson Stores, Inc., Miami, Florida.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Company's Board of Directors met four times during the fiscal year ended March 29, 1998. Each director attended each of the meetings of the Board, and each director attended each meeting of the committees of which he or she was a member. The Board has an Audit Committee and a Compensation Committee. The Board has no standing Nominating Committee.

     The Audit Committee meets with management and the Company's independent accountants to consider the adequacy of the Company's internal controls and other financial reporting matters. The Committee recommends to the Board the engagement of the Company's independent accountants and reviews their audit procedures and audit results. The Committee currently consists of Marvin A. Davis, Jane E. Shivers, Alfred M. Swiren and Richard N. Toub. Mr. Davis joined the Committee at the August 12, 1997 meeting of the Board of Directors upon his election to the Board of Directors. The Audit Committee met once during fiscal 1998.

     The Compensation Committee is responsible for establishing annual salary levels, fringe benefits and any special compensation plans or programs for executive officers of the Company. The Committee currently consists of Marvin A. Davis, Alfred M. Swiren and Richard N. Toub. Mr. Davis joined the Committee at the August 12, 1997 meeting of the Board of Directors upon his election to the Board of Directors. Ms. Shivers resigned from the Committee at the May 9, 1998 meeting of the Board of Directors. The Compensation Committee met two times during fiscal 1998 and also took action by unanimous written consent 26 times during that same time period.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

             NAME               AGE              POSITION WITH COMPANY
             ----               ---              ---------------------
Michael H. Bernstein..........  55    President and Chief Executive Officer
Philip Bernstein..............  91    Chairman of the Board of Directors
E. Randall Chestnut...........  50    Executive Vice President
Roger D. Chittum..............  59    Vice President, Law and Administration and
                                      Secretary
Paul A. Criscillis, Jr.(1)....  49    Vice President and Chief Financial Officer
Rudolph J. Schmatz(2).........  60    Vice President, Sales and Marketing

---------------

(1) Mr. Criscillis has resigned as an officer and director of the Company effective August 14, 1998. The Board of Directors has appointed Mr. David S. Fraser as Chief Financial Officer effective August 17, 1998. Mr. Fraser was Chief Financial Officer and Treasurer of Graphic Industries, Inc., a publicly traded commercial printing company, from 1994 to 1997. Prior to joining Graphic Industries, from 1981 to 1994 Mr. Fraser was President of L.S. Brown Co., an Atlanta-based manufacturer of marine parts & accessories.
(2) Mr. Schmatz has resigned as an officer and director of the Company effective August 31, 1998 to take a leave of absence.

     The officers of the Company serve at the pleasure of the Board of Directors.

     Certain information about the business experience of each of the Company's executive officers is set forth under "Election of Directors" above.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the Compensation paid during the fiscal year ended March 29, 1998 and the two (2) prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (with annual salary and bonus in excess of $100,000).

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                      ANNUAL COMPENSATION   ------------
                                                      -------------------     AWARDS/       ALL OTHER
                                             FISCAL    SALARY     BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR      ($)       ($)(1)       (#)(2)          ($)
---------------------------                  ------   --------   --------   ------------   ------------
M. H. Bernstein............................   1998    $300,000   $300,000      20,000         $6,859(3)
  President and Chief Executive Officer       1997    $235,000   $    -0-     260,000         $5,156(3)
                                              1996    $235,000   $    -0-      50,000         $2,366(4)
E. R. Chestnut.............................   1998    $200,000   $ 68,510      20,000         $5,105(3)
  Executive Vice President                    1997    $148,000   $ 93,333      75,000         $4,625(3)
                                              1996    $148,000   $112,000      25,000         $2,834(3)
R. D. Chittum..............................   1998    $200,000   $ 68,510      10,000         $5,126(3)
  Vice President, Law and Administration      1997    $148,000   $    -0-     122,000         $4,579(3)
                                              1996    $148,000   $    -0-      25,000         $2,863(3)
P. A. Criscillis, Jr.(5)...................   1998    $200,000   $ 68,510      10,000         $5,208(3)
  Vice President and Chief Financial
     Officer                                  1997    $148,000   $    -0-     117,500         $4,753(3)
                                              1996    $148,000   $    -0-      25,000         $2,983(3)
R. J. Schmatz(6)...........................   1998    $200,000   $ 68,510      10,000         $5,300(3)
  Vice President, Sales and Marketing         1997    $148,000   $    -0-     130,000         $4,814(3)
                                              1996    $148,000   $    -0-      25,000         $3,118(3)

---------------

(1) Except for the payment of guaranteed minimum bonuses to Mr. Chestnut, there were no bonus payments made during fiscal 1996 and 1997 because the Company's earnings were below the minimum level required for payment of bonuses under the Company's Executive Incentive Bonus Plan.
(2) The Long-Term Compensation for fiscal year 1997 includes repriced stock options issued to the named executives as follows:

M. H. Bernstein.............................................  210,000
E. R. Chestnut..............................................   50,000
R. D. Chittum...............................................   97,000
P. A. Criscillis, Jr........................................   92,500
R. J. Schmatz...............................................  105,000

(3) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan and Company matching contributions to the Crown Crafts, Inc. 401(k) Retirement Savings Plan.
(4) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan.
(5) Mr. Criscillis has resigned as an officer and director of the Company effective August 14, 1998.
(6) Mr. Schmatz has resigned as an officer and director of the Company effective August 31, 1998 to take a leave of absence.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Company's executive officers during the fiscal year ended March 29, 1998, including the potential realizable value of such options at assumed annual rates of stock appreciation of 5% and 10% for the term of the options.

                                                                                             POTENTIAL
                                                                                          REALIZABLE VALUE
                                                   INDIVIDUAL GRANTS(1)                      AT ASSUMED
                                     -------------------------------------------------    ANNUAL RATES OF
                                                  % OF TOTAL                                STOCK PRICE
                                                 STOCK OPTIONS   EXERCISE                 APPRECIATION FOR
                                     NUMBER OF    GRANTED TO      PRICE                    OPTION TERM(2)
                                      OPTIONS    EMPLOYEES IN      PER      EXPIRATION   ------------------
NAME AND PRINCIPAL POSITION           GRANTED     FISCAL YEAR     SHARE        DATE        5%        10%
---------------------------          ---------   -------------   --------   ----------   -------   --------
M. H. Bernstein....................   20,000          4.1%        $11.75     8-12-02     $64,926   $143,470
  President and Chief Executive
     Officer
E. R. Chestnut.....................   20,000          4.1%        $11.75     8-12-02     $64,926   $143,470
  Executive Vice President
R. D. Chittum......................   10,000          2.1%        $11.75     8-12-02     $32,463   $ 71,735
  Vice President, Law and
     Administration
P. A. Criscillis, Jr.(3)...........   10,000          2.1%        $11.75     8-12-02     $32,463   $ 71,735
  Vice President and Chief
     Financial Officer
R. J. Schmatz(4)...................   10,000          2.1%        $11.75     8-12-02     $32,463   $ 71,735
  Vice President, Sales and
     Marketing

---------------

(1) All options granted to the named executive officers were granted pursuant to the Company's 1995 Non-Qualified Stock Option Plan. Each such option vests at a rate of one-third per year commencing on the first anniversary of its date of grant and expires on the fifth anniversary of its date of grant. Each such option includes a "limited stock appreciation right" ("LSAR") with respect to an equal number of shares. The option and the LSAR become immediately exercisable upon a change in control of the Company.
(2) The assumed rates of growth are set by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast the future stock prices.
(3) Mr. Criscillis has resigned as an officer and director of the Company effective August 14, 1998.
(4) Mr. Schmatz has resigned as an officer and director of the Company effective August 31, 1998 to take a leave of absence.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Company's executive officers during the fiscal year ended March 29, 1998, and options held by such officers, whether exercisable or unexercisable, at March 29, 1998.

                                                                                            VALUE OF
                                                                                           UNEXERCISED
                                                                NUMBER OF UNEXERCISED     IN-THE-MONEY
                                                                     OPTIONS AT            OPTIONS AT
                                                                      FY-END(#)           FY-END($)(2)
                                   SHARES                       ---------------------  -------------------
                                ACQUIRED ON        VALUE            EXERCISABLE/          EXERCISABLE/
NAME AND PRINCIPAL POSITION     EXERCISE (#)   REALIZED($)(1)       UNEXERCISABLE         UNEXERCISABLE
---------------------------     ------------   --------------   ---------------------  -------------------
M.H. Bernstein................     86,663         $995,842                  0/193,337        $0/$2,079,207
E.R. Chestnut.................     12,572         $164,369              12,427/70,001    $130,484/$744,595
R.D. Chittum..................          0         $      0              40,665/91,335    $446,773/$983,602
P.A. Criscillis, Jr.(3).......     39,164         $453,043                   0/88,336          $0/$952,112
R.J. Schmatz(4)...............     43,331         $499,140                   0/96,669        $0/$1,039,609

---------------

(1) Realized value is equal to the difference between the market price on the date of exercise and the exercise price which is equal to the closing price on the date of grant.
(2) Value is equal to the difference between the March 27, 1998, closing price of the Company's common stock ($20.75) and the exercise price, which is equal to the closing price on the date of grant.
(3) Mr. Criscillis has resigned as an officer and director of the Company effective August 14, 1998.
(4) Mr. Schmatz has resigned as an officer and director of the Company effective August 31, 1998 to take a leave of absence.

                               PERFORMANCE GRAPH

     Set forth below is a graph which compares the value of $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year, in each of three investment alternatives: (a) the Company's Common Stock, (b) the S&P 500, and (c) a Peer Group consisting of five publicly-traded corporations (including the Company) that are engaged principally in the manufacture and sale of home furnishing textile products. The graph assumes all dividends were re-invested. The corporations included in the Peer Group are Crown Crafts, Inc., Fieldcrest Cannon, Inc., Springs Industries, Inc., Thomaston Mills, Inc. and Frenchtex, Inc. Frenchtex, Inc., excluded from the Peer Group for fiscal 1994, 1995, 1996 and 1998 because no performance information was available due to non-trading of stock, was included in the Peer Group in fiscal 1993, 1997 and 1998. Fieldcrest Cannon, Inc. merged with Pillowtex Corporation effective December 19, 1997 and was, therefore, excluded from the Peer Group for fiscal 1998 because performance information in respect of Fieldcrest Cannon, Inc. was no longer available.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                                       CROWN
               MEASUREMENT PERIOD                     CRAFTS,           S&P 500             PEER
             (FISCAL YEAR COVERED)                      INC.             INDEX             GROUP*
MARCH 93                                                    100.00            100.00            100.00
MARCH 94                                                    114.48            101.48             93.61
MARCH 95                                                    104.55            117.25             91.00
MARCH 96                                                     58.99            154.77             97.43
MARCH 97                                                     72.27            185.40             95.46
MARCH 98                                                    132.68            274.38            122.17

---------------

* Frenchtex, Inc. was included for fiscal 1993, 1997 and 1998 returns (Frenchtex, Inc. was excluded from fiscal 1994, 1995 and 1996 returns due to non-trading of stock). Fieldcrest Cannon, Inc. was included for fiscal 1993, 1994, 1995, 1996 and 1997 returns (Fieldcrest Cannon, Inc. was excluded from fiscal 1998 returns because performance information was no longer available).

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Chief Executive Officer and the other four most highly compensated executive officers as well as other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for fiscal 1998.

     The Compensation Committee is currently composed of three nonemployee directors of the Company, Mr. Marvin A. Davis, Mr. Alfred M. Swiren and Mr. Richard N. Toub. No member of the Compensation Committee has ever been an employee of the Company or any of its subsidiaries. They are not eligible to participate in any of the compensation plans that the Committee administers except they are eligible to receive automatic, non-discretionary annual awards of stock options under the Company's 1995 Stock Option Plan. The Compensation Committee has overall responsibility to review, monitor and recommend compensation plans to the Board of Directors for approval. In reviewing and approving executive compensation for key executives other than Mr. Michael H. Bernstein, the Committee reviews recommendations from Mr. Bernstein. Mr. Bernstein's compensation is determined by the Committee.

POLICY AND OBJECTIVES

     The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

     The Company's executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Executive Incentive Bonus Plan ("EIBP") provides short-term incentives based upon the Company's annual operating results while the Company's Stock Option Plan provides long-term incentives. Since the structure of the Company's executive officers compensation is weighted more heavily toward incentive-based compensation, total compensation will usually be above average with higher operating results and below average when operating results are poorer.

     A key objective of the Compensation Committee is to assure that the Company's executives' total compensation is competitive. To this end, the Company receives and reviews executive compensation surveys and provides this information to the Committee. These surveys confirm that, while the total compensation of the Company's executives in fiscal 1998 was below average, historically, total compensation has been about average when compared with equivalent jobs with industrial employers of comparable size.

SHORT-TERM COMPENSATION

  Base Salary

     The Committee sets the base salary for each executive officer, including the President and Chief Executive Officer, at amounts below the average base salary for equivalent jobs with other industrial employers. Although base salary is reviewed annually by the Committee, adjustments are infrequent. The Committee believes this policy is consistent with the overall Company philosophy as set forth above.

  Short-Term Incentives

     The Company's EIBP provides the Company's executive officers with an opportunity for significant short-term incentive compensation based upon the Company's operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executive officers are well above median bonuses applicable to equivalent jobs with other industrial employers. This is intended to offset the fact that executive officers' base salaries are below average, thereby providing significant incentive with respect to short-term operating results.

     Under the EIBP, the Committee meets annually to set goals and establish formulae, based upon numerous factors including the Company's projected operating results. The formulae are generally progressive, meaning that lower levels of profitability by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability. The Committee has reserved the right to alter the formulae at any time to reflect changing conditions.

     The total short-term compensation which includes base salary and bonuses under the EIBP provides the executive officers of the Company the opportunity to be compensated at levels similar to, or as operating results are more positive, in excess of equivalent jobs with other industrial employers at moderate levels of corporate financial performance. The Company's earnings in fiscal 1998 were above the minimum level required to earn incentive compensation, and therefore bonuses were earned under the EIBP.

LONG-TERM COMPENSATION

     The Company's compensation program includes long-term compensation in the form of periodic grants of stock options. The granting of stock options is designed to link the interests of the executives with those of the shareholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company's stock and will provide value only if the price of the Company's stock increases after the stock option becomes exercisable and before the stock option expires.

     Long-term compensation is offered only to those key employees who can make an impact on the Company's long-term performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee meets annually to evaluate the performance of the Chief Executive Officer. The compensation paid in fiscal 1998 to Mr. Michael
H. Bernstein, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

     In reviewing Mr. Bernstein's short-term incentive compensation, the Committee reviews and considers Mr. Bernstein's recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company's performance in that fiscal year. Mr. Bernstein's base salary and bonus formula for fiscal 1998 were approved based on this review process. Mr. Bernstein's bonus formula, which was based on the Company's operating results for fiscal 1998, resulted in a bonus of $300,000 earned for fiscal 1998.

     Additionally, Mr. Bernstein's long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance, taking into consideration factors and conditions which affected that performance, both positively and negatively.

TAX COMPLIANCE POLICY

     Certain provisions of the federal tax laws enacted in 1993 limit the deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year each. This provision has had no effect on the Company since its enactment since no officer of the Company received as much as $1 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options make it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the Committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

                                          Respectfully submitted:

                                          Marvin A. Davis
                                          Alfred M. Swiren
                                          Richard N. Toub

CASH COMPENSATION OF DIRECTORS

     For the fiscal year ending March 29, 1998, no employee director of the Company was paid additional compensation as a member of the Board of Directors. Each nonemployee director of the Company is paid $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended which is held on a date other than the date of a Board meeting. Each nonemployee director is reimbursed for all expenses incurred in connection with service on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Davis, Swiren and Toub. Mr. Davis joined the Committee at the August 12, 1997 meeting of the Board of Directors upon his election to the Board of Directors. Ms. Shivers served on the Committee during fiscal 1998 and resigned from the Committee at the May 9, 1998 meeting of the Board of Directors. Ms. Shivers is Executive Vice President of Ketchum Public Relations which was paid $109,662.25 for services provided to the Company during fiscal 1998 beginning in November 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1998 and Forms 5 and amendments thereto with respect to fiscal 1998, to the best of the Company's knowledge, no other reports were required during the fiscal year ended March 29, 1998 and all filing requirements applicable to directors, officers or greater than ten percent (10%) shareholders of the Company required by Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, except for the filing of a Form 3 for Mr. Dennis Jackson, a Vice President of the Company, which form was filed 44 days following his election as an officer of the Company (and 34 days after it was due), and the filing of one Form 4 for Mr. Richard Toub, a director of the Company, which reported the purchase of 400 shares of the Company's Common Stock (and was filed 5 days after it was due).

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for its fiscal year ending March 29, 1999. This selection will be made later in the year by the Company's Board of Directors, based upon the recommendations of the Audit Committee. The current members of the Audit Committee are Ms. Shivers and Messrs. Davis, Swiren and Toub.

     Deloitte & Touche LLP has served as the Company's auditors since 1983. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in the fiscal year ended March 29, 1998 included the examination of the Company's consolidated financial statements, services related to filings with the Securities and Exchange Commission (the "SEC") and consultation with respect to various tax matters. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders (which the Company currently intends to hold in August of 1999) must be received by the Company by March 24, 1999 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is changed by more than 30 calendar days from such anticipated time frame, the Company shall, in a timely manner, inform its shareholders of the change and the date by which proposals of shareholders must be received.

                                 MISCELLANEOUS

     Management does not know of any other matters to come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons designated as Proxies to vote in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

     The Company's 1998 Annual Report to Shareholders is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 29, 1998, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations, Crown Crafts, Inc., 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328.

                      (This page intentionally left blank)

                           (CROWN CRAFTS, INC. LOGO)

                                                                        APPENDIX

                               CROWN CRAFTS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           CROWN CRAFTS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 1, 1998

   The undersigned shareholder hereby constitutes and appoints each of Michael
H. Bernstein and Roger D. Chittum, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Crown Crafts, Inc. (the "Annual Meeting") to be held on September 1, 1998 at 10:00 a.m., at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia, or at any adjournment(s) or postponements thereof, on all matters coming before the Annual Meeting.

   The undersigned instructs said proxies to:

1. Elect the following nominees to the Board of Directors in Class III for three-year terms of office:

   [ ] FOR the nominees listed below                            [ ] WITHHOLD AUTHORITY to vote for the
       (except as marked to the contrary below)                     nominees listed below

                                   CLASS III

       Michael H. Bernstein       E. Randall Chestnut      Richard N. Toub

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
   IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.

                           (Continued on other side)

                          (Continued from other side)

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   The undersigned acknowledges the receipt of Notice of the Annual Meeting and Proxy Statement, each dated August 3, 1998 and the Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

                                                  Print Name(s)

                                                  ------------------------------

                                                  Signature:

                                                  ------------------------------

                                                  Signature if Held Jointly:

                                                  ------------------------------

                                                  Dated:                  , 1998
                                                       -------------------

                                                  Please date and sign in the
                                                  same manner in which your
                                                  shares are registered. When
                                                  signing as executor,
                                                  administrator, trustee,
                                                  guardian, attorney or
                                                  corporate officer, please give
                                                  full title as such. Joint
                                                  owners should each sign.